EXHIBIT 4.3

                Option for the Purchase of Shares of Common Stock

                                                                   50,000 shares

                  OPTION dated this 27th day of October, 1999 from MIKRON INSTRUMENT COMPANY, INC., a New Jersey corporation (hereinafter the "Company"), to John Chynoweth (the "Grantee").

                  1. Grant of Option. The Company hereby grants to the Grantee an option ("this Option") to purchase up to an aggregate of 50,000 shares of its $.003 par value common stock (the "Common Stock"), such number of shares being subject to adjustment as provided in paragraph 5 hereof, on the terms and subject to the conditions hereinafter set forth. The Grantee shall not have any of the rights of a shareholder with respect to the shares covered by this Option except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of this Option.

                  2. Purchase Price. The purchase price of the shares of Common Stock to be issued upon exercise of this Option is $1.00 per share.

                  3. Expiration Date; Vesting of Option; Restrictions on Exercise. This Option shall expire at 5:00 P.M. New York time on October 26, 2007 (the "Expiration Date"), and any portion of this Option remaining unexercised after such time on the Expiration Date thereupon shall be canceled without further notice or action.

                  The Grantee shall be entitled to purchase an aggregate of 50,000 shares of Common Stock (the "Option Shares") at an exercise price of $1.00 per share, such purchase entitlements to vest as follows: Grantee shall have the right to purchase up to 10,000 shares of Common Stock at any time during the period commencing on October 27, 2000 and continuing through October 26, 2003. Grantee shall have the right to purchase up to 10,000 shares of Common Stock at any time during the period commencing on October 27, 2001 and continuing through October 26, 2004. Grantee shall have the right to purchase up to 10,000 shares of Common Stock at any time during the period commencing on October 27, 2002 and continuing through October 26, 2005. Grantee shall have the right to purchase up to 10,000 shares of Common Stock at any time during the period commencing on October 27, 2003 and continuing through October 26, 2006. Grantee shall have the right to purchase up to 10,000 shares of Common Stock at any time during the period commencing on October 27, 2004 and continuing through the Expiration Date.

                  4. Non-transferability. This Option, and the rights and privileges conferred by this Option, are not transferable by the Grantee otherwise than by will or under the laws of descent and distribution. During the Grantee's lifetime, no one other than the Grantee shall have the right or entitlement to exercise this Option. This Option may not be assigned (by contract or by operation of law), transferred (except as provided above), pledged, hypothecated or otherwise encumbered. Any attempted assignment, transfer, pledge, hypothecation or other disposition of this Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon this Option, shall render this Option null and void.


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                  5. Adjustments upon Changes in Capitalization. The maximum number of shares that may be issued pursuant to the exercise of this Option shall be proportionately adjusted as the Board of Directors of the Company shall determine to be equitably required in the event that (a) the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) there occurs any other event which, in the judgment of the Board necessitates such action. Any determination made under this Section 5 by the Board shall be final and conclusive.

                  6. Method of Exercising Option.

                           (a) This Option may be exercised in whole at any time
or in part from time to time by executing and delivering an Option Exercise Notice in the form attached hereto as Exhibit A. Such notice shall be accompanied by payment of the full purchase price of such shares by certified or bank check payable to the order of the Company.

                           (b) If this Option shall be exercised in part only,
the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the holder hereof to purchase the balance of the shares of Common Stock purchasable hereunder. All shares purchased hereunder shall be deemed to be fully paid and non-assessable.

                  7. Rights as a Shareholder. The Grantee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Grantee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  8. Conditions Upon Issuance of Option Shares.

                           (a) Unregistered Shares. Neither this Option nor the
Option Shares have been registered pursuant to a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Until such time as a Registration Statement pertaining to the Option Shares shall be declared effective by the Securities and Exchange Commission (the "Commission"), the Company shall not be required to issue any certificate for shares of Common Stock purchased upon the exercise of this Option unless, in connection with such exercise:

                                    (i) The Grantee makes and delivers the
following representations to the Company in writing:

                                            a) The Grantee is purchasing the
Option Shares solely for its own account.

              1) The Grantee has received and read, or the person who exercises full investment discretion to act in the Grantee's behalf, has received and read the Company's Annual Report on Form 10-K for its most recent fiscal year, the Company's quarterly reports on Form 10-Q for all periods between the end of the Company's most recently completed fiscal year and the date of exercise of the Option, the Company's most recent annual report to shareholders, the Company's most recent proxy statement delivered to shareholders in connection with the election of directors, and all such other information and documentation as the Grantee, or the person who exercises full investment discretion to act in the Grantee's behalf, has requested from the Company. The Grantee has relied on nothing other than said information and documentation in deciding whether to exercise this Option. The Grantee acknowledges that he has been given, or the person who exercises full investment discretion to act on the Grantee's behalf has been given, the opportunity to ask questions and receive satisfactory answers concerning the purchase of Option Shares upon exercise of this Option, the operations and financial condition of the Company, and the accuracy of the information provided by the Company to the Grantee or the person who exercises full investment discretion to act in the Grantee's behalf.

              2) The Grantee has no intention of distributing or reselling the Option Shares or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state securities laws, without prejudice, however, to the Grantee's right at all times to sell or otherwise dispose of all or any part of the Option Shares pursuant to the above-mentioned registration thereof under the Securities Act and, if applicable, qualification under such state securities laws or under an exemption from such registration available under the Securities Act.

              3) If the Grantee desires to sell or otherwise dispose of all or any part of the Option Shares (other than pursuant to an effective Registration Statement under the Securities Act or a sale or other disposition made pursuant to the Commission's Rule 144), if requested by the Company, the Grantee will deliver to the Company, an opinion of counsel, reasonably satisfactory in form and substance to the Company and its counsel, that such exemption is available.

         (ii) Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the certificates evidencing the Grantee's ownership of the Option Shares (and all certificates for securities issued in exchange therefor or substitution thereof) shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS."


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                  9. Withholding Taxes. The Company's obligation to deliver
shares upon the exercise of this Option shall be subject to the Grantee's satisfaction of all applicable federal, state and local income and employment tax withholding requirements, if applicable.

                  10. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

                  11. General. This Option will not be treated as an "incentive stock option" within the meaning the Internal Revenue Code.

                  12. Governing Law; Benefit. This Option shall be construed in accordance with the laws of the State of New Jersey (without regard to its conflict of laws provisions) and shall be binding upon the Company and inure to the benefit of the Grantee and any successors of the business of the Company, but neither this Option nor any rights hereunder shall be assignable by the Grantee.

                  IN WITNESS WHEREOF, the Company has caused this Option to be duly executed by its officers thereunto duly authorized, on the day and year first above written.

                                MIKRON INSTRUMENT COMPANY, INC.


                                By:
                                   -------------------------------------
                                   Gerald D. Posner, President
Attest:

-----------------------------------
Steven D. Dreyer, Secretary



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                                    EXHIBIT A

                              OPTION EXERCISE FORM

                                                      ___________ _____, _______

Mikron Instrument Company, Inc.
16 Thornton Road
Oakland, New Jersey 07436
Attention: President

Gentlemen:

              The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ____________ shares of Common Stock at $1.00 per share for an aggregate purchase price of $_________

              Enclosed is payment of the purchase price by certified or bank check in the aggregate amount of the exercise price, payable to Mikron Instrument Company, Inc.

         Please have the certificate representing said shares registered and forwarded to me as follows:

         Mr. ________________________ Soc. Sec. #_______________________

         Street Address
                        --------------------------------------------------------

         City                     State            Zip Code
              -------------------       ----------          -----------------


                                              Very truly yours,


                                              ---------------------------------
                                              (Signature)


                                              ---------------------------------
                                              (Print Name)